As filed with the Securities and Exchange Commission on December 28, 2007

Registration No. 333-134017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMBARQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-2923630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5454 W. 110th Street Overland Park, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Embarq Corporation 2006 Equity Incentive Plan

Embarq Corporation Employee Stock Purchase Plan

(Full title of the plans)

Claudia S. Toussaint, Esq.

General Counsel and Corporate Secretary

Embarq Corporation

5454 W. 110th Street

Overland Park, Kansas 66211

(Name and address of agent for service)

(913) 323-4637

(Telephone number, including area code, of agent for service)

DEREGISTRATION OF PLAN INTERESTS

Embarq Corporation, a Delaware Corporation (the “Company”) is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) in order to deregister all Plan interests under the Embarq Corporation Employee Stock Purchase Plan (the “Plan”) that were originally registered pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 11, 2006 (Registration No. 333-134017)(the “Registration Statement”). Effective October 1, 2007, the Company amended the Plan to provide that interests in the Plan are no longer being offered or sold to participants. Unissued shares of the Company’s common stock issuable pursuant to the Plan and registered pursuant to the Registration Statement are unaffected by this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on December 28, 2007.

EMBARQ CORPORATION

By:	/s/ Thomas A. Gerke
	Name: Title:	Thomas A. Gerke Interim President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas A. Gerke Thomas A. Gerke	Interim President and Chief Executive Officer (Principal Executive Officer)	December 28, 2007

* Gene M. Betts	Chief Financial Officer (Principal Financial Officer)	December 28, 2007

/s/ Richard B. Green Richard B. Green	Controller (Principal Accounting Officer)	December 28, 2007

* Peter C. Brown	Director	December 28, 2007

* Steven A. Davis	Director	December 28, 2007

Richard M. Gephardt	Director	, 2007

* John P. Mullen	Director	December 28, 2007

* William A. Owens	Director	December 28, 2007

* Dinesh C. Paliwal	Director	December 28, 2007

* Stephanie M. Shern	Director	December 28, 2007

* Laurie A. Siegel	Director	December 28, 2007

*By:	/s/ Thomas A. Gerke Thomas A. Gerke, as Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on December 28, 2007.

EMBARQ CORPORATION EMPLOYEE STOCK PURCHASE PLAN

By:	/s/ Pamela L. Winterman
	Name: Title:	Pamela L. Winterman Plan Administrator

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